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                                                                   EXHIBIT 99.1

                                ATS MEDICAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                     , 2006
                                    4:00 P.M.

                    THRIVENT FINANCIAL FOR LUTHERANS BUILDING
                             625 FOURTH AVENUE SOUTH
                             MINNEAPOLIS, MINNESOTA







                                ATS MEDICAL, INC.
                               3905 ANNAPOLIS LANE
                          MINNEAPOLIS, MINNESOTA 55447


                                                                           PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated ____, 2006, appoints Michael D. Dale and Deborah K. Chapman proxies (each with the power to act alone and with the power of substitution and revocation)to represent the undersigned and to vote,as designated on the matters shown on the reverse side, all shares of common stock of ATS Medical, Inc. which the undersigned is entitled to vote at the 2006 Annual Meeting of
Shareholders of ATS Medical, Inc., to be held on          , 2006 at the Thrivent
Financial for Lutherans Building, 625 Fourth Avenue South, Minneapolis, Minnesota at 4:00 p.m. and any adjournment thereof.


                      See reverse for voting instructions.


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THERE ARE THREE WAYS TO VOTE YOUR PROXY

                                                                       COMPANY #

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on , 2006.

- Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the recording provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/ATSI/ -- QUICK *** EASY *** IMMEDIATE

-  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until
   12:00 p.m. (CT) on   , 2006.

- Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to ATS MEDICAL, INC., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

1. Approval of the issuance of up to 19,000,000   [] For  [] Against  [] Abstain
   shares of ATS Medical's common stock pursuant to an Agreement and Plan of Merger dated as of January 23, 2006 by and among ATS Medical,
   Inc., Seabiscuit Acquisition Corp., a
   subsidiary of ATS Medical, 3F Therapeutics,
   Inc. and Mr. Boyd D. Cox, as representative of the 3F Therapeutics stockholders, as amended by Amendment No. 1, dated as of June 13, 2006, among the same parties.

2. Approval of the Amendment to the Restated      [] For  [] Against  [] Abstain
   Articles of Incorporation to increase the number of authorized shares of ATS Medical's capital stock from 40,000,000 to 100,000,000, and the filing of an amendment to the Restated
   Articles of Incorporation in connection
   therewith.

                                Please fold here

3. Election of directors:    01 Michael D. Dale    03 Robert E. Munzenrider    [] FOR all nominees      [] WITHHOLD AUTHORITY
                             02 Eric W. Sivertson  04 Steven M. Anderson          listed to the left       to vote for the nominees
                                                                                  (except as marked to     indicated below
                                                                                  the contrary below)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(s) OF THE NOMINEE(s) IN THE BOX PROVIDED TO THE RIGHT.)


4. Approval of the Amendment to the ATS           [] For  [] Against  [] Abstain
   Medical 1998 Employee Stock Purchase
   Plan to increase the number of shares
   of common stock of ATS Medical which
   may be purchased under the plan by
   500,000 shares.

5. Approval of the Amendment to the ATS           [] For  [] Against  [] Abstain
   Medical 2000 Stock Incentive Plan to
   provide that, in lieu of automatic
   non-qualified stock option grants,
   non-employee directors will be
   automatically granted restricted stock
   units upon election and re-election to
   the ATS Medical board of directors.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

Address Change? Mark Box []  Indicate changes below:

                                                 Date___________________________


                                             Signature(s) in Box

                                             Please sign exactly as your name
                                             appears hereon. Jointly owned
                                             shares will be voted as directed if
                                             one owner signs unless another
                                             owner instructs to the contrary, in
                                             which case the shares will not be
                                             voted. If signing in a
                                             representative capacity, please
                                             indicate title and authority.